As filed with the Securities and Exchange Commission on February 11,
1994

                                      Registration No. 33-___________



                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                     -----------------------------
                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                    ------------------------------

                  COLUMBIA/HCA HEALTHCARE CORPORATION
        (Exact name of Registrant as specified in its charter)

              Delaware                         75-2497104
   (State of other jurisdiction            (I.R.S. Employer
   of incorporation or organization)       Identification No.)

                         201 West Main Street
                      Louisville, Kentucky 40202
          (Address of Principal Executive Offices, Zip Code)

                  HCA-Hospital Corporation of America
                     1992 Stock Compensation Plan

                  HCA-Hospital Corporation of America
                  1989 Nonqualified Stock Option Plan

                    Stock Option Agreement between
                     Columbia Hospital Corporation
                          and T. Michael Long
                       (Full title of the plans)

                           STEPHEN T. BRAUN
               Senior Vice President and General Counsel
                  Columbia/HCA Healthcare Corporation
                         201 West Main Street
                      Louisville, Kentucky 40202
                            (502) 572-2000
       (Name, address and telephone number of agent for service)

                    CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------
                              Proposed
                              Maximum        Proposed
Title of                      Offering       Maximum           Amount
Securities     Amount         Price          Aggregate             of
To Be          To Be          Per            Offering    Registration
Registered     Registered(1)  Share(2)       Price                Fee
- -----------------------------------------------------------------------
Common Stock   2,164,447        .5952         1,288,278.85    $   444
Par Value      3,539,235      19.2857        68,256,624.43     23,537
$.01 per share     3,750      12.75              47,812.50         17
               ---------                     -------------     ------
               5,707,432                     69,592,715.78    $23,998
- -----------------------------------------------------------------------
(1) Plus such additional shares as may become issuable by reason of the antidilution provisions of the HCA-Hospital Corporation of America 1992 Stock Compensation Plan; the HCA-Hospital
      Corporation of America 1989 Nonqualified Stock Option Plan; and the Stock Option Agreement between Columbia Hospital Corporation and T. Michael Long.

(2) Pursuant to Rule 457(h), the fee is computed upon the basis of the price at which the options may be exercised.

                                PART II

Item 3.  Incorporation of Documents by Reference

      The following documents shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such document:

      (a) The Registrant's latest Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or if the financial statements therein are more current, the Registrant's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to Rule 424(b) of the Securities Exchange Commission under the Securities Act of 1933.

      (b) The Company's Registration Statement on Form S-4, as amended, (Registration Number 33-50735) as filed with the Commission on December 14, 1993.

      (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in paragraph
      (a) above.

      (d) The description of the Common Stock contained in the Registrant's registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of any post-effective amendment which indicates that all stock offered has been sold or which deregisters all stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of their filing. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

      Not applicable.

Item 5.   Interest of Named Experts and Counsel

      The validity of the issuance of the shares of Common Stock being offered by the Registration Statement will be passed upon for the Registrant by Stephen T. Braun, Senior Vice President and General Counsel of the Registrant. As of January 31, 1994, Mr. Braun owned 1,072 shares and had stock options to purchase 44,500 shares of Common Stock of the Registrant.

Item 6.   Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law (the "GCL") permits a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe the conduct was unlawful. A Delaware corporation may indemnify such persons in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is




permitted in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware, or the court in which such action or suit is brought, determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court deems proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Corporations, under certain circumstances, may pay expenses incurred by an officer or director in advance of the final disposition of an action for which indemnification may be permitted or required. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the GCL are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 145 further provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by statute.

      The Sixteenth Article of the Company's Restated Certificate of Incorporation essentially provides for the indemnification of directors, officers, employees and agents of the Company to the fullest extent authorized by the GCL.

      The Company will have in effect officers and directors liability insurance policies with various insurance companies. The policies provide indemnity to the directors and officers of the Company for loss arising from claims concerning a covered wrongful act where there is no corporate indemnification. The insurance will also reimburse the Company for indemnification it may be required by statute or the Company's Restated Certificate of Incorporation or By-laws to make to any of its directors and officers in connection with a claim by reason of a wrongful act. The policy covers negligent acts, errors, omissions, or breach of duty by a director or officer. The principal exclusions from coverage include the following: (i) violations of
Section 16(b) of the Securities Exchange Act of 1934; (ii) dishonest acts; and (iii) libel, slander or non-monetary damages. The policy provides for a $1,000,000 deductible self-insurance retention by the Company. The limit of liability under the policies is $60,000,000 in the aggregate annually for coverage in excess of deductibles and participation.

      The Company has entered into Indemnity Agreements (the
"Agreements") with certain of its directors and officers
("Indemnities"), whereby the Company will indemnify such parties and advance expenses to the fullest extent permitted by the GCL.

      An Indemnitee will not be entitled to indemnification or advancement of expenses under the Agreements with respect to any proceeding or claim brought or made by the Indemnitee against the Company. If the Indemnitee is not entitled to indemnification of all expenses, he or she may still be indemnified for a portion of the expenses. The determination of entitlement to indemnification under the Agreements will be made by a majority of a quorum of disinterested directors, independent counsel or by the stockholders of the Company. In the event of a change in control of the Company (as defined in the Agreements), the determination of entitlement will be made, if the Indemnitee so elects, by an independent counsel selected by the Indemnitee, and the Company will have the burden of proof to overcome a presumption that the Indemnitee is entitled to indemnification.

      The Agreements further provide that to the extent the Company maintains a liability insurance policy for directors, officers, employees, agents or fiduciaries, the Indemnitee will be covered by such policy in accordance with its terms to the maximum extent of the coverage available for any such officer, director, employee, agent or fiduciary under the policy. The Agreements will terminate upon the later of: (a) 10 years after the date the Indemnitee ceases to serve; or (b) the final termination of all pending proceedings covered thereunder.

Item 7.   Exemption From Registration Claimed.

      Not Applicable.

Item 8.   Exhibits.

      The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.   Undertakings

      (a) The undersigned Registrant hereby undertakes:

      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.



      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on the 11th day of February, 1994.



                          COLUMBIA/HCA HEALTHCARE CORPORATION



                     By:   Stephen T. Braun
                           Senior Vice President and General Counsel


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to the Registration Statement appears below hereby appoints Stephen T. Braun and David C. Colby and each of them, any one of whom may act without the joinder of the others, as his or her attorney-in-fact to execute in the name and on behalf of any such person, individually and in the capacity stated below, and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Signature                  Title                         Date


Richard L. Scott          Chief Executive Officer      February 11, 1994
                          (Principal Executive
                           Officer) and Director

David C. Colby            Chief Financial Officer      February 11, 1994
                          (Principal Financial
                           Officer)

Richard A. Lechleiter     Vice President and           February 11, 1994
                          Controller
                          (Principal Accounting
                           Officer)

Magdalena Averhoff, M.D.  Director                     February 11, 1994

Thomas F. Frist Jr.,M.D.  Chairman of the Board        February 11, 1994

J. David Grissom          Director                     February 11, 1994

Ethan Jackson             Director                     February 11, 1994

Charles J. Kane           Director                     February 11, 1994

Signature                 Title                        Date


John W. Landrum           Director                     February 11, 1994

T. Michael Long           Director                     February 11,1994

Darla D. Moore            Director                     February 11, 1994

Rodman W. Moorhead III    Director                     February 11, 1994

Carl F. Pollard           Director                     February 11, 1994

Carl E. Reichardt         Director                     February 11, 1994

Frank S. Royal, M.D.      Director                     February 11, 1994

Robert D. Walter          Director                     February 11, 1994

William T. Young          Director                     February 11, 1994

                           INDEX TO EXHIBITS

Exhibits




4.1 Restated Certificate of Incorporation filed as Exhibit 3(a) to the Company's Form 8-K dated February 11, 1994 is incorporated by reference herein.

4.2   Form of the HCA-Hospital Corporation of America 1992 Stock
      Compensation Plan.

4.3 Form of the HCA-Hospital Corporation of America 1989 Non-qualified Stock Option Plan.

4.4 Form of the Stock Option Agreement between Columbia Hospital Corporation and T. Michael Long.

4.5 Form of Amended and Restated Rights Agreement dated February 10, 1994 between Columbia Healthcare Corporation and Mid-America Bank of Louisville and Trust Company. Exhibit 4.9 to the Company's Registration Statement on Form S-4 (File No. 33-50735) is incorporated by reference herein.

5 Opinion of Stephen T. Braun, Senior Vice President and General Counsel of the Registrant, as to the validity of the securities registered herein.

23.1 Consent of Stephen T. Braun, Senior Vice President and General Counsel of the Registrant, included in 5 above.

23.2  Consent of Coopers & Lybrand.

24 Power of Attorney (included on the signature page of this Registration Statement).


                                 -10-